Exhibit 3.4

OPERATING AGREEMENT

OF

DD ACQUISITION LLC

This Limited Liability Company Agreement (the “Agreement”) of DD Acquisition LLC (the “Company”), is made effective as of September 25, 2018 (the “Effective Date”) by Twin River Management Group, Inc., a Delaware corporation, as the sole member (the “Sole Member”).

RECITALS

A.                                    The Sole Member desires to form a limited liability company pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “LLC Act”).

B.                                    An authorized person within the meaning of the LLC Act, at the request of and on behalf of the Sole Member, executed and filed with the Secretary of State of the State of Delaware the Certificate of Formation (the “Certificate of Formation”) of the Company on September 25, 2018 (the “Formation Date”) in order to form the Company pursuant to the LLC Act.

C.                                    The Sole Member and the Company are entering into this Agreement to set forth the purposes of the Company and provide for its organization and administration.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sole Member agrees as follows:

NOW, THEREFORE, the parties agree as follows:

1.                                      Name. The name of Company is DD Acquisition LLC.

2.                                      Organization.

2.1                               Organization. On the Formation Date, the certificate of formation was filed with the Secretary of State of the State of Delaware, thereby causing the Company to be formed in accordance with the LLC Act.

2.2                               Conformity with the LLC Act. This Agreement is the limited liability company agreement concerning the Company provided for in the Act. This Agreement is to be interpreted to conform with the LLC Act, but where inconsistent with or different than the provisions of the LLC Act, this Agreement shall control except to the extent prohibited or ineffective under the LLC Act. To the extent any provision of this Agreement is prohibited or ineffective under the LLC Act, this Agreement shall be considered amended in order to make this Agreement effective under the LLC Act. In the event that the LLC Act is subsequently amended or interpreted in such a way as to make valid any provision of this Agreement that was formerly invalid, then such provision shall be considered to be valid from the effective date of such interpretation or amendment.

3.                                      Business.

3.1                               Nature of Business. The Company may engage in any lawful business permitted by the LLC Act or the laws of any jurisdiction in which the Company may do business.

3.2                               Place of Business/Registered Agent. The principal office of the Company shall be located at such address as may be designated by the Board of Managers of the Company (the “Board”). The name and address of the initial registered agent for the service of process in the State of Delaware are as provided in the certificate of formation. The Board may, from time to time, change the address of the principal office or, through appropriate filings with the Secretary of State of the State of Delaware, the identity and/or address of the registered agent.

4.                                      Members.

4.1                             Delegation of Authority, Meetings and Voting.

4.1.1                     Annual and Special Meetings. Regular meetings of the Sole Member and any person who subsequently becomes a member in accordance with the terms of this Agreement (collectively, the “Members” and each, a “Member”) shall be held at least annually and special meetings may be held at any time as may be necessary or appropriate at the request of any Member.

4.1.2                     Notice/Waiver. Meetings of the Members shall be held on at least two days’ written notice given by any Member. Any notice shall set forth the time and place of the meeting and shall state the name of the party(ies) authorizing the calling of the meeting. The notice need not state the purpose of the meeting. Notice may be waived, in writing, before, at or after any meeting. Attendance at any meeting without protesting the lack of notice thereof, prior to the end of such meeting, shall be deemed a waiver of notice. Notice may be given by any reasonable means, and emailing to a Member’s email address on file at the Company’s principal office shall be deemed reasonable.

4.1.3                     Voting. Any action to be taken by Members shall require the approval of members holding a majority of the Units then outstanding.

4.1.4                     Written Consent. Any action otherwise requiring a vote of the Members may, instead, be approved by written consent without a meeting, or at a meeting, but without a vote, if such written consent shall be signed by Members holding a majority of the Units then outstanding. Any such written consent shall be delivered to the principal office of the Company. Prompt notice of the taking of an action by less than unanimous written consent shall be given to those Members who have not consented in writing but who would have been entitled to vote thereon had such action

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been taken at a meeting.

4.2                               Interested Transactions. No contract or other transaction with the Company shall be either void or voidable solely because a Member has a direct or indirect interest in the transaction.

4.3                               Limitation of Liability. No current or former Member (as well as any partner, officer, director, shareholder, employee, agent, trustee or other representative of such Member) shall have any personal liability to the Company or the other Members for damages for any breach of duty by such person in such capacity except to the extent that this elimination of liability is prohibited pursuant to the LLC Act.

4.4                               Indemnification of Members. The Company shall indemnify and hold harmless, and advance expenses to, any Member or former Member who was a Member as of the Effective Date, or any testator or intestate of any such Member, as well as any partner, officer, director, shareholder, employee, agent, trustee or other representative of any such Member, from and against any and all claims and demands arising out of or relating to the Company and/or such Person’s status or service as a Member, provided, however, that no indemnification may be made to or on behalf of any Member if a judgment or other final adjudication adverse to such Member establishes (a) that his, her or its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he, she or it personally gained in fact a financial profit or other advantage to which he, she or it was not legally entitled. To the extent required by law, any expenses advanced to a Member pursuant to the prior sentence shall be repaid to the Company in the event a final adjudication establishes that such Member was not entitled to indemnification pursuant to either clause (a) or (b) of the prior sentence. The Company may, in the discretion of the Board, maintain liability insurance for its Members and officers. No change to this Section 4.4 may be given retroactive effect to take away any right to indemnification with respect to actions taken prior to such change.

5.                                      Board of Managers.

5.1                               Authority of Board of Managers. The management of the Company shall be vested in a Board consisting of one or more manager. The Board will initially have four managers. A manager of the Board need not be a Member. Except as reserved to the Members pursuant to the LLC Act or this Agreement, all decisions concerning the operation of the Company shall be made by the Board.

5.2                               Election. The initial members of the Board are Stephen Capp, Soohyung Kim, George Papanier and John Taylor, Jr.

5.3                               Approval of Actions. The approval of the Board shall be required for all executive level decisions, but the Board may delegate general managerial functions and issues regarding day-to-day operations to individual officers of the Company or other designees (which officers or designees may be given such title(s) as the Board may determine). Any delegation by the Board shall conclusively be valid.

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Any action to be taken by the Board shall require the approval of a majority in the total number of its members, given at a formal (called in the same manner as a meeting of Members pursuant to Section 4.1.1) or informal meeting and memorialized in written minutes of the meeting or by written consent in lieu of a meeting. Once an action has been approved by the Board, any officer of the Company may execute agreements or otherwise bind the Company on his, her or its signature alone and may do all things necessary or convenient to carry out the action so approved. The Board shall have the right to approve and perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Company, including:

a.                                      to do any and all things and perform any and all acts necessary or incidental to the Company’s business;

b.                                      to enter into, and take any action under, any contract, agreement or other instrument as the Board shall determine to be necessary or desirable to further the objects and purposes of the Company, including consent agreements, collateral assignment agreements and contracts under which the Company incurs indebtedness, grants liens on any or all of its assets or guarantees any obligations;

c.                                       to borrow money or guarantee any obligation, which borrowing or guarantee shall be on such terms as the Board shall determine;

d.                                      to pledge, encumber, mortgage, grant liens or otherwise grant security over any or all of the Company’s assets, both real and personal;

e.                                       to make dividends, distributions and other payments;

f.                                        appoint officers of the Company; and

g.                                       to act for and on behalf of the Company in all matters incidental to the foregoing.

5.4                               Banking. The Company shall maintain such bank and other financial accounts as the Board may determine. The Board and/or such persons as the Board shall appoint, signing individually or in such combinations as the Board may designate, shall be authorized to sign checks on behalf of the Company.

5.5                               Standard of Care. Unless a Board member has knowledge or information concerning the matter in question that makes reliance unwarranted, a Board member is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

•                  One or more Board members, agents or employees of the Company.

•                  Legal counsel, public accountants or other persons as to matters the member of the Board believes, in good faith, are within the

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person’s professional or expert competence.

•                  A committee of the Board of which the member is not a member if the materials presented are within such committee’s designated authority and the member believes, in good faith, that the committee merits confidence.

5.6                               Compensation. Each member of the Board shall receive such compensation for his, her or its services to the Company as the Board may reasonably determine.

5.7                               Limitation of Liability. No current or former member of the Board shall have any personal liability to the Company or the Members for damages for any breach of duty by a member of the Board in such capacity except to the extent that this elimination of liability is prohibited pursuant to the LLC Act.

5.8                               Indemnification of Board Members. The Company shall indemnify and hold harmless, and advance expenses to, any Board member or former Board member, or any testator or intestate of such Board member or former Board member, from and against any and all claims and demands arising out of or relating to the Company and/or such Board member’s status and service as a Board member, provided, however, that no indemnification may be made to or on behalf of any Board member if a judgment or other final adjudication adverse to such person establishes (a) that his, her or its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he, she or it personally gained in fact a financial profit or other advantage to which he, she or it was not legally entitled. To the extent required by law, any expenses advanced to a Board member pursuant to the prior sentence shall be repaid to the Company in the event a final adjudication establishes that such Board member was not entitled to indemnification pursuant to either clause (a) or (b) of the prior sentence. The Company may, in the discretion of the Board, maintain liability insurance for its Members, Board members and officers. No change to this Section 5.8 may be given retroactive effect to take away any right to indemnification with respect to actions taken prior to such change.

6.                                      Contributions and Capital Accounts.

6.1                               Initial Contributions. The Member has made a contribution to the Company in the form of cash as set forth on Schedule 1. Other Members shall make such contribution of cash, other property or services upon their admission as may be approved by the Board. Any document establishing the admission of a Member shall set forth the Units to be registered to such Member and such Member’s agreement to be bound by this Agreement as a Member.

6.2                               No Additional Contributions. The Members are not intended to have personal liability for the obligations of the Company (whether arising in tort, contract or otherwise) above their actual capital commitments established in

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accordance with Section 6.1 and no contributions, other than the initial contributions, shall be required.

6.3                          Allocations. All items of income, gain, loss, and deduction will be allocated to the Member. The Company will keep a record of the Member’s contributions to the Company, the Company’s income, gains, losses, and deductions, and its distributions to the Member.

7.                                      Units.

7.1                          Designation of Units. Ownership in the Company shall be designated by “Units,” and a fixed number of Units shall be registered in the name of each Member upon his, her or its admission. Until otherwise fixed by the Board, the Company shall not issue more than 1,000 Units in total.

7.2                          Certificates. Units may be represented by certificates in such form as the Board may designate from time to time. For the purposes of Article 8 in any Uniform Commercial Code, each Unit as evidenced by a certificate shall be deemed to be a security, as such term is defined in any Uniform Commercial Code.

7.3                        Units. The Units registered in the name of the Member are as shown on Schedule 1.

8.                                      Distributions.

The Company shall make distributions to the Member of its cash or non-cash assets as the Board determines from time to time.

9.                                      Records of the Company.

The Company shall maintain a record book at such place, within or without the State of Delaware, as the Board shall determine which shall contain copies of all minutes of meetings or written consents of the Members and the Board, as well as evidence of the proper calling of any meeting of Members or the Board or evidence of the waiver of such notice (attendance at a meeting without protesting the lack of notice being deemed a waiver of notice), and a list of all Members and the Units registered to each Member.

10.                               Taxes.

10.1                        Elections. For purposes of U.S. federal income taxation (and, to the extent applicable, state income taxation), the Company shall be disregarded as an entity separate from its owner pursuant to Treasury Regulation § 301.7701-2(c)(1). No election shall be made that would prevent the Company from being disregarded as an entity separate from its owner.

10.2                        Tax Returns. The Company shall prepare and file all federal, state and local tax returns required to be filed by the Company.

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11.                          Admission of New Members.

New Members may only be admitted upon the approval of the Board, which approval may be given or withheld in the discretion of the Board. The Board may, in its discretion, grant its approval conditioned upon a particular agreement or undertaking of the proposed new Member or any other condition, including, without limitation, that such person shall have received a license from the Delaware Division of Gaming Enforcement and/or Rhode Island Department of Business Regulation.

12.                          Dissolution and Winding Up.

12.1                        Dissolution Events. The Company shall be dissolved and, except as otherwise provided in this Article 11, its affairs shall be wound up upon the first to occur of the following events:

12.1.1 Consent. Upon the unanimous vote of the Board given in writing or by vote at a meeting.

12.1.2 Judicial Dissolution. The entry of a decree of judicial dissolution.

12.2                        Winding Up. Upon the winding up of the Company, the assets of the Company shall be distributed as provided in Section 804 of the LLC Act.

12.3                        Certificate of Cancellation. Upon the completion of winding up of the Company pursuant to Section 12.2, a certificate of cancellation shall be filed with the Secretary of State of the State of Delaware.

13.                          Miscellaneous.

13.1                        Notices. Any notice given pursuant to this Agreement shall be in writing and shall be delivered by hand, or telecopy or email, or by Federal Express, DHL or other similar courier, addressed to the party to whom intended at the address set forth on Schedule 1, or such other address as such party may designate by appropriate notice to all other parties, and such notice shall be deemed given when personally delivered, mailed, sent or deposited with a courier, as the case may be. Notwithstanding anything in the preceding sentence to the contrary, notices of meetings of Members or the Board may be given as provided in Sections 4.1.1 and 5.3. Each party recognizes that it is his, her or its individual responsibility to provide the other parties with current address information, and that he, she or it may be treated as having received and having knowledge of any notice properly given pursuant to this Agreement, whether or not actually received.

13.2                        Entire Agreement. This Agreement represents the entire agreement between the parties regarding the subject matter hereof and, except as set forth in this Agreement, supersedes in all respects any and all prior oral or written agreements or understandings between them pertaining to the subject matter of this Agreement. There are no representations or warranties among the parties with respect

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to the subject matter of this Agreement, except as set forth in this Agreement. This Agreement cannot be modified or terminated except by a written instrument signed by all of the parties, nor may any of its provisions be waived, except by a written instrument signed by the party(ies) against which enforcement of such waiver is sought.

13.3                        Successors; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, their successors, assigns, heirs, legatees, executors, administrators and legal representatives (“Successors”) and any Successor shall be deemed a party to this Agreement upon such Successor’s receipt of any interest in this Agreement, provided that no person shall have the right to become a substitute Member or an assignee of an Interest except as expressly provided for in this Agreement.

13.4                        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the LLC Act, to the extent applicable, and, in all other instances, the internal substantive laws of the State of Delaware.

13.5                        Captions. Headings contained in this Agreement have been asserted for reference purposes only and shall not be considered part of this Agreement in construing this Agreement.

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IN WITNESS WHEREOF, the undersigned Sole Member has executed this Agreement as of the Effective Date.

SOLE MEMBER:

TWIN RIVER MANAGEMENT GROUP, INC.

By:	/s/ Craig Eaton
	Name:	Craig Eaton
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Limited Liability Agreement of DD Acquisition LLC]

SCHEDULE 1

MEMBERS

Name and Address	Contribution	Units
TWIN RIVER MANAGEMENT GROUP, INC. 100 Twin River Road Lincoln, Rhode Island 02865	$10	1,000

TOTAL	$10	1,000